AMENDMENT TO AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT
CERTIFICATE OF DESIGNATIONS
CERTIFICATE OF CORRECTIONS
AMENDMENT TO AMENDMENT NO. 3 TO RIGHTS AGREEMENT
EXCHANGE AGREEMENT
AMENDMENT

Exhibit 4.1

AMENDMENT TO
AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT

         AMENDMENT TO AMENDMENT NO. 3 TO THE RIGHTS AGREEMENT (this “Amendment”), dated as of September 12, 2001, by and between NTL INCORPORATED, a Delaware corporation (the “Company”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Rights Agent ( the “Rights Agent”) amends Amendment No. 3 to the Rights Agreement (“Amendment No. 3”), dated as of March 28, 2000, of the Rights Agreement (the “Rights Agreement”), dated as of October 13, 1993, as amended pursuant to Amendment No. 1 to the Rights Agreement (“Amendment No. 1”), dated as of March 31, 1999, Amendment No. 2 to the Rights Agreement (“Amendment No. 2”), dated as of October 23, 1999, Amendment No. 4 to the Rights Agreement (“Amendment No. 4”), dated as of May 17, 2000, and Amendment No. 5 to the Rights Agreement (“Amendment No. 5”), dated as of May 25, 2000, in each case, by and between the Company and the Rights Agent. Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Rights Agreement, Amendment No. 2 and Amendment No. 3.

         WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights;

         WHEREAS, in accordance with Section 27 of the Rights Agreement, an officer of the Company has delivered to the Rights Agent an officer’s certificate as to the compliance of this Amendment with the terms and conditions contained in Section 27 of the Rights Agreement;

         WHEREAS, the holders of outstanding shares of 5% Cumulative Preferred Stock, Series A of the Company have agreed to exchange those shares for shares of Cumulative Convertible Preferred Stock, Series A of the Company (the “Cumulative Preferred Stock, Series A”), pursuant to the terms and subject to the conditions contained in the Agreement, dated of even date herewith (the “Exchange Agreement”), by and among the Company and the other parties signatories thereto, governing the exchange; and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders, to amend, to the extent necessary, Amendment No. 3 as set forth herein.

         In consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

         Section 1. Incorporation of “Amendment No. 1,” “Amendment No. 2,” “Amendment No. 3,” “Amendment No. 4,” “Amendment No. 5,” “Cumulative Preferred Stock, Series A” and “Exchange Agreement” as Defined Terms of Rights Agreement. The terms “Amendment No. 1,” “Amendment No. 2,” “Amendment No. 3,” “Amendment No. 4,” “Amendment No. 5,” “Cumulative Preferred Stock, Series A” and “Exchange Agreement” and the respective definitions of such terms as are set forth in the preamble to this Amendment are hereby incorporated in the appropriate alphabetical order in the Rights Agreement under the heading “Certain Definitions” in Section 1 thereof.

         Section 2. Amendment to Definition of “Acquiring Person”. (a) Section 1(a) of the Rights Agreement is hereby amended to delete in its entirety the sentence of Section 1(a) of the Rights Agreement added pursuant to Amendment No. 3 and replace it with the following sentence:

“Notwithstanding anything in this Agreement to the contrary, none of the Purchasers and/or any of the Purchasers’ Affiliates or Associates shall be considered an Acquiring Person solely as a result of having become the Beneficial Owner of (i) the Cumulative Preferred Stock, Series A issued pursuant to the Exchange Agreement, including any shares of Cumulative Preferred Stock, Series A issued as in-kind dividends on the Cumulative Preferred Stock, Series A and on shares of Cumulative Preferred Stock, Series A issued as dividends thereon or (ii) the Common Stock issued upon conversion of shares of Cumulative Preferred Stock, Series A, including any shares of Cumulative Preferred Stock, Series A issued as dividends. Notwithstanding the foregoing, in the event that any Purchaser and/or any of a Purchasers’ Affiliates or Associates shall acquire any Common Stock or securities convertible, exercisable, exchangeable or redeemable into Common Stock or be issued Common Stock upon the conversion, exercise, exchange or redemption of, or as a dividend with respect to securities of the Company after the date hereof and other than as described in the immediately preceding sentence, and solely with respect to France Telecom and/or any of its Affiliates or Associates, in the provisions of this Agreement added pursuant to Amendment No. 2, Amendment No. 3, as amended, and Amendment No. 5, then (i) any Purchaser and/or any of a Purchasers’ Affiliates or Associates shall be deemed to beneficially own all such securities as well as any securities previously or thereafter acquired and then owned by such Purchaser and/or any of such Purchasers’ Affiliates or Associates and (ii) all securities deemed to be beneficially owned by any Purchaser and/or any of a

Purchasers’ Affiliates or Associates shall be counted in determining when such Person is an “Acquiring Person” pursuant to the Rights Agreement.”

         (b)  Section 1(a) of the Rights Agreement is hereby further amended to add the following sentence after the last sentence thereof, which sentence was added pursuant to Amendment No. 5:

“Notwithstanding anything in this Agreement and in the provisions of this Agreement added pursuant to Amendment No. 2, Amendment No. 3, as amended, and Amendment No. 5 to the contrary, France Telecom and/or any of its Affiliates or Associates shall not be considered an Acquiring Person under this Agreement solely as a result of having become the Beneficial Owner of any Common Stock or securities convertible, exercisable, exchangeable or redeemable into Common Stock to the extent that (x) acquisition thereof is expressly permitted under the terms of the Investment Agreement and (y) with respect to shares of Common Stock issuable upon conversion of the Cumulative Preferred Stock, Series A, such shares are subject to the transfer restrictions set forth in Sections 5.09(c), (d)(ii), (f) and (g) of the Investment Agreement.”

         Section 3. Rights Agreement as Amended. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby and as previously amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5. The foregoing amendments shall be effective as of their respective dates and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. In the event of any conflict or inconsistency between the provisions of this Amendment on the one hand and the Rights Agreement and Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and Amendment No. 5 on the other hand, with respect to the matters set forth herein or contemplated hereby, the provisions of this Amendment shall govern such conflict or inconsistency.

         Section 4. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

         Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State and without regard to any applicable choice of laws or conflicts of laws principles.

         Section 6. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

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         IN WITNESS WHEREOF, a duly authorized person of each of the Company and the Rights Agent has duly authorized, executed and delivered this Amendment as of the date first set forth above.

NTL INCORPORATED

By:	/s/ Richard J. Lubasch Name: Richard J. Lubasch Title: Executive Vice President, General Counsel and Secretary

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Roger T. Bernhammer Name: Roger T. Bernhammer Title: Vice President

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